Exhibit 99.6

Consent of Centerview Partners LLC

We hereby consent to (i) the inclusion of the text of our opinion letter, dated December 15, 2011, to the Board of Directors of United Rentals, Inc. (“URI”) as Appendix E to Amendment No. 3 to the Joint Proxy Statement/Prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2012 included in the Registration Statement on Form S-4/A of URI containing such Joint Proxy Statement/Prospectus (the “Registration Statement”), and (ii) the reference to such opinion under the headings “Summary—Opinions of URI’s Financial Advisors—Opinion of Centerview,” “The Merger—Background of the Merger,” “The Merger— Recommendation of the URI Board and Reasons for the Merger,” and “The Merger—Opinions of URI’s Financial Advisors—Opinion of Centerview” in the Joint Proxy Statement/Prospectus. In giving such consent, we disclaim (a) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission promulgated thereunder, or (b) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Dated: March 22, 2012

CENTERVIEW PARTNERS LLC

By: /s/ Centerview Partners LLC